                                                          Exhibit  22



                    AMERICAN GAMING & ENTERTAINMENT, LTD.

                              SUBSIDIARIES



                                  STATE OF               DATE OF
     COMPANY                     INCORPORATION          INCORPORATION

American Gaming and Resorts
of Mississippi, Inc.               Mississippi            04-27-92

Gamma International Systems, Inc.  Delaware               07-08-91

VBT, Inc.                          Alabama                08-11-93

Emerald Gaming, Inc.               Nevada                 06-10-94

                                 106